EXHIBIT 5.1

Gary R. Henrie

Attorney at Law

Licensed in Nevada and Utah

PO Box 3448

Alpine, Wyoming 83128

E-mail: grhlaw@hotmail.com

Telephone: 307-200-9415

July 10, 2020

Innovation Pharmaceuticals Inc.

301 Edgewater Place - Suite 100

Wakefield, Massachusetts 01880

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as special Nevada counsel for Innovation Pharmaceuticals Inc., a Nevada corporation (the “Company”), in connection with its registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”), relating to the proposed public offering of up to $60,000,000 in aggregate amount of one or more series of the following securities of the Company: (i) shares of preferred stock, $0.001 par value per share (the “Preferred Shares”); (ii) shares of Class A common stock, $0.0001 par value per share (the “Common Shares”), (iii) warrants to purchase Preferred Shares (the “Preferred Stock Warrants”); (iv) warrants to purchase Common Shares (the “Common Stock Warrants”); and (v) units consisting of any of the Company’s other Securities (as defined herein) (the “Units,” and together with the Preferred Shares, Common Shares, Preferred Stock Warrants and Common Stock Warrants, the “Securities”), all of which may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus which forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus.

We have been advised by the Company that:

A.

The Preferred Stock Warrants may be issued pursuant to one or more equity warrant agreements to be entered into between the Company and a warrant agent selected by the Company (the “Preferred Stock Warrant Agreement”). The Preferred Stock Warrant Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any series of Preferred Stock Warrants will be set forth in a supplement to the Prospectus;

B.

The Common Stock Warrants may be issued pursuant to one or more equity warrant agreements to be entered into between the Company and a warrant agent selected by the Company (the “Common Stock Warrant Agreement”). The Common Stock Warrant Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any Common Stock Warrants will be set forth in a supplement to the Prospectus; and

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C.

Units may be issued pursuant to one or more unit agreements to be entered into between the Company and a Unit agent selected by the Company (the “Unit Agreement”). The Unit Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any series of Units will be set forth in a supplement to the Prospectus.

We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for this opinion.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (vi) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (viii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) there will not have occurred any change in law affecting the validity or enforceability of such Securities; (x) at the time of the sale, issuance or delivery of the Securities, the authorization of such Securities by the Company’s Board of Directors or applicable committee thereof will not have been modified or rescinded; (xi) with respect to the Common Shares and Preferred Shares, the Company will have a sufficient number of authorized but unissued shares thereof under its charter, and will have reserved from such authorized but unissued and unreserved shares, sufficient shares for the issuance thereof; (xii) the certificates representing the Securities will be duly authorized, executed and delivered; and (xiii) where applicable, the Securities will be properly authenticated by the manual signature of an authorized representative of the warrant agent, unit agent or transfer agent.

Based upon the foregoing, we are of the opinion that:

1.

The Common Shares (including any Common Shares duly issued upon the exchange or conversion of Preferred Shares that are exchangeable for or convertible into Common Shares or upon the exercise of Common Stock Warrants or Units and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise) will be validly issued, fully paid and nonassessable, provided that (i) the Company’s Board of Directors or an authorized committee thereof has specifically authorized the issuance of such Common Shares in exchange for consideration that the Board of Directors or such committee determines as adequate (“Authorizing Resolutions”), (ii) the offer and sale of the Common Shares and the issuance and delivery thereof are in conformity with the Company’s charter and bylaws, and do not violate any applicable law, or result in a default under or breach of any agreement or instrument binding on the Company or a violation of any restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Company has received the consideration provided for in the applicable Authorizing Resolutions.

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2.

The Preferred Shares (including any Preferred Shares that are duly issued upon the exercise of Preferred Stock Warrants or Units and receipt by the Company of any additional consideration payable upon such exercise) will be validly issued, fully paid and nonassessable, provided that (i) such Preferred Shares are specifically authorized for issuance by Authorizing Resolutions which include the terms on and consideration for which the Preferred Shares are to be issued, (ii) the offer and sale of the Preferred Shares and the issuance and delivery thereof are in conformity with the Company’s charter and bylaws, and do not violate any applicable law, or result in a default under or breach of any agreement or instrument binding on the Company or a violation of any restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Company has received the consideration provided for in the applicable Authorizing Resolutions.

3.	The Company has the corporate authority under Nevada law to execute and deliver one or more Preferred Stock Warrant Agreements.

4.	The Company has the corporate authority under Nevada law to execute and deliver one or more Common Stock Warrant Agreements.

5.	The Company has the corporate authority under Nevada law to execute and deliver one or more Unit Agreements.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Securities may be limited by or subject to bankruptcy, insolvency, receivership, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

In providing this opinion, we have relied as to certain matters on information obtained from public officials and officers or agents of the Company.

We express no opinions concerning: (i) the validity or enforceability of any provisions contained in the Preferred Stock Warrant Agreement, Common Stock Warrant Agreement or Unit Agreement, as applicable, that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; and (ii) any securities into which the Preferred Stock Warrants, Common Stock Warrants or Units, as applicable, may be convertible or exercisable, except as opined to herein.

It is understood that this opinion is to be used only in connection with the Registration Statement.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is limited to matters governed by the Nevada Revised Statutes (including the statutory provisions and reported judicial decisions interpreting such law) and the laws of the State of Nevada. We disclaim any obligation to update this opinion or otherwise advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein, nor do we deliver any opinion as to the extent to which any laws other than the laws of the State of Nevada apply or the effect of any such other laws should they apply.

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We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus and any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. Subject to all of the qualifications, limitations, exceptions, restrictions and assumptions set forth herein, Hogan Lovells US LLP may rely on this opinion as if it were an addressee hereof on this date for the sole purpose of rendering its opinion letter to the Company relating to the validity of the Securities (other than the Common Shares and Preferred Shares), as filed with the Commission as Exhibit 5.2 to the Registration Statement.

Sincerely,

/s/ Gary R. Henrie

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